Exhibit 99.1

SMSC Acquires BridgeCo Inc.

Leader in Home Consumer Electronics Wireless Connectivity

Hauppauge, New York – May 19, 2011 - SMSC (NASDAQ: SMSC), a leading semiconductor company enabling content rich connectivity systems, today announced that it has acquired BridgeCo Inc. (BridgeCo), a leader in networked audio technologies.  BridgeCo’s JukeBlox™ technology connects tablets, smartphones, PCs, Macs and other consumer electronics products to a new world of audio entertainment.  With the industry’s only system-on-a-chip (SoC) and Software Design Kit (SDK) for networked audio, BridgeCo is making the connected home a reality and enabling consumers to access their local or cloud-based music library from any device and from any room in the home.  Its JukeBlox software platform, with integrated WiFi® support, enables music streaming to virtually all home audio equipment including home theater systems, A/V receivers, radios, wireless speakers and portable music player docking stations. BridgeCo’s technology has been adopted by some of the largest consumer electronics brands in the world including Pioneer, Philips, Denon, Marantz, JBL, B&W and Harmon/Kardon, leading to a doubling of customer products in production in each of the last three years.

“As consumer companies seek to deliver wireless multimedia ecosystems that are user friendly, the market for solutions that enable consumers to stream music from smartphones, tablets and PCs over a WiFi home network is set to take off at an exponential rate,” said Christine King, President & Chief Executive Officer of SMSC.  “BridgeCo is playing an important role in driving the adoption of those ecosystems with hardware and software solutions that provide a platform which has been rigorously tested and certified for an interoperable environment.  With the acquisition of BridgeCo, we are significantly enhancing our consumer technology prowess as we further position SMSC as a preferred partner to the industry’s top consumer audio device designers for best-in-class wireless audio solutions in the home or car.”

BridgeCo’s line of ARM-based multi-core network media processors integrate a system controller, real-time audio processing engine, DRM security processor, network I/O processor and a WiFi MAC/Baseband to enable high-bandwidth wireless audio streaming.  BridgeCo also markets Digital Media Player modules and network connectivity software.  Its JukeBlox technology integrates a broad range of functionality including Internet radio with premium services such as Pandora®, Last.FM®, Rhapsody®, Napster® & Sirius®, and wired or wireless streaming of digital music via multiple standards.  It also provides USB functionality, a broad suite of codecs, protocols and DRM standards, and traditional home audio functionality such as AM/FM radio and clock/alarm functionality.

BridgeCo's JukeBlox Connectivity platform enables consumers to stream music throughout their entire house wirelessly. The platform includes an optimized network audio processor with integrated WiFi networking and software that allow consumers to access music libraries and playlists on or through their smartphone, tablet, Mac or PC and to stream it to any BridgeCo enabled home audio product.  It was designed to operate in ecosystems that promote multi-tasking capabilities with the latest portable device operating systems.  This way consumers can wirelessly stream music throughout the home in the background while keeping their smartphones and tablets free for web-browsing, e-mail or e-book reading or keeping up with friends and family via social networking.   Music library streaming can also be sourced from a Mac or PC over a home WiFi network with downloaded remote control apps running on a smartphone or tablet.
Several WiFi-based interoperability standards are emerging to enable an optimized wireless media streaming environment and BridgeCo’s technology was developed to ensure transparent interoperability across these multiple standards.  This means that all users in a home will have the freedom to choose any smartphone, tablet or PC, without being limited to a particular brand or standard, to enjoy wireless music streaming from any cloud-based music storage service to networked audio products enabled by BridgeCo’s technology.

According to ABI Research, networked audio devices will grow from 3.7 million units in 2009 to more than 56 million by 2015 with revenue growing to more than $10 billion by 2015.

For the three months ended March 2011, BridgeCo’s revenue was $2.2 million and revenue in the three months ended June 30, 2011 is expected to be approximately $5 million.  We currently expect the acquisition to be neutral on a full year non-GAAP earnings per share basis in SMSC’s fiscal 2012.  Under terms of the acquisition agreement, SMSC paid $40 million in cash and additional cash payments of up to $27.5 million may occur upon achievement of certain performance goals.  Headquartered in El Segundo, CA, with offices in India and Japan, BridgeCo has approximately 100 employees.   The acquisition closed on May 19, 2011.

About SMSC
SMSC is a leading developer of Smart Mixed-Signal Connectivity™ solutions. SMSC employs a unique systems level approach that incorporates a broad set of technologies and intellectual property to deliver differentiating products to its customers. The company is focused on delivering connectivity solutions that enable the proliferation of data in personal computers, portable consumer devices and other applications. SMSC’s feature-rich products drive a number of industry standards and include USB, MOST® automotive networking, Kleer® wireless audio, embedded system control and analog solutions, including thermal management and RightTouch™ capacitive sensing. SMSC is headquartered in New York and has offices and research facilities in North America, Asia, Europe and India. Additional information is available at www.smsc.com.

Forward Looking Statements
Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations, commodity prices, interest rates and foreign exchange, potential investment losses as a result of liquidity conditions, the effects of changing economic and political conditions in the market domestically and internationally and on our customers; our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company's reports filed with the SEC. Investors are advised to read the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

SMSC, MOST and Kleer are registered trademarks and Smart Mixed-Signal Connectivity, TrueAuto and RightTouch are trademarks of Standard Microsystems Corporation.

Contact at SMSC:
Carolynne Borders,
Senior Director, Corporate Communications & Investor Relations
Phone: 631-435-6626
carolynne.borders@smsc.com